Exhibit 99.p

CREDIT SUISSE ASSET MANAGEMENT, LLC

CREDIT SUISSE SECURITIES (USA) LLC

CREDIT SUISSE OPEN-END AND CLOSED- END FUNDS

CODE OF ETHICS

I.                                        Applicability

This Code of Ethics (this “Code”) establishes rules of conduct for “Access Persons” (as defined below) of Credit Suisse Asset Management, LLC and Credit Suisse Securities (USA) LLC (collectively referred to as “Credit Suisse”) and each U.S. registered investment company that adopts this Code (“Covered Fund”).  (Credit Suisse and the Covered Funds are collectively referred to as the “Covered Companies.”)  For purposes of this Code, “Access Person” shall mean:

•                  any “Advisory Person” - (i) any employee of any company in a control relationship to a Covered Company who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a Covered Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales of a Covered Fund; or (ii) any natural person in a control relationship to a Covered Company who obtains information concerning recommendations made to a Covered Fund with regard to the purchase or sale of securities by the Covered Fund; provided that “Advisory Person” excludes persons covered by the Global Policy (as defined below); and

•                  any non-employee director or trustee of a Covered Fund (each, an “Outside Director”).

For purposes of this Code:

•                  “Credit Suisse client” shall include all advisory clients of Credit Suisse.

•                  “Global Policy” means the Global Personal Trading Policy applicable to all Credit Suisse employees, a copy of which will be provided to all Advisory Persons.

•                  “Local General Counsel and Compliance and Regulatory Affairs” shall have the meaning ascribed thereto in the Global Policy.  Where Advisory Persons bound by this Code are subject to the Global Policy, references in the Global Policy to the Local General Counsel and Compliance and Regulatory Affairs shall be deemed to refer to a Designated Supervisory Person.

•                  “purchase” and “sale” of a security shall include, among other things, the writing of an option to purchase or sell a security.

•                  “security” shall include any security, including a security issued by any collective investment vehicle or fund, as well as an option to purchase or sell any security that is convertible or exchangeable and any other derivative interest relating to the security; “security” shall exclude commodities and foreign currency exchange contracts.

•                  all other terms shall have the same meanings as under the Investment Company Act of 1940, as amended (“1940 Act”), unless indicated otherwise.

II.                                   Statement of General Principles

In conducting personal investment activities, all Access Persons are required to comply with all applicable laws and regulations and the following general fiduciary principles:

•                  the interests of the Covered Funds must always be placed first;

•                  all personal securities transactions must be conducted in such a manner as to avoid any actual, potential or perceived conflict of interest or any abuse of an individual’s position of trust and responsibility; and

•                  Access Persons must not take inappropriate advantage of their positions or information that they have received or to which they have access.

Credit Suisse has separate policies and procedures designed to detect and prevent insider trading, which should be read together with this Code and, if applicable, the Global Policy.  Nothing contained in this Code should be interpreted as relieving any Access Person from the obligation to act in accordance with any applicable law, rule or regulation or any other statement of policy or procedure adopted by any Covered Company or Credit Suisse to the extent applicable to the Access Persons.

III.                              Provisions Applicable to Advisory Persons

A.                          Prohibitions.

General Prohibitions Applicable to Advisory Persons.  All Advisory Persons shall be bound by the provisions set forth in Sections VI and VII of the Global Policy as applied only to Covered Funds and not all Credit Suisse clients.

B.                          Pre-Clearance and Exemptions

1.                            Advisory Persons are subject to the provisions set forth in Sections III, IV and V of the Global Policy.

2.                            Purchases and sales of securities (except those that are exempt from the Pre-Clearance requirement in Section V of the Global Policy) are subject to the Trading Prohibitions in Section VII of the Global Policy as applied only to Covered Funds and not all Credit Suisse clients.  All purchases and sales of securities are subject to the Short-Term Trading Prohibition in Section VII.A. of the Global Policy and the reporting requirements in Section III.C. below.

C.                          Reporting and Compliance Procedures

1.                            Initial Certification.  Within 10 days after the commencement of his or her affiliation with a Covered Company, each Advisory Person shall submit to a Designated Supervisory Person an initial certification to certify that:

•                  he or she has read and understood this Code and recognizes that he or she is subject to its requirements;

•                  he or she has read and understood the Global Policy and recognizes that he or she is subject to certain of its requirements, as delineated herein;

•                  he or she has disclosed or reported all personal securities holdings in which he or she has any direct or indirect Beneficial Ownership (as defined in Exhibit 1) and all accounts in which any securities are held for his or her direct or indirect benefit; and

•                  he or she has reported the name(s) of each person or institution managing any account (or portion thereof) for which the Advisory Person has no direct or indirect influence or control over the investment or trading in the account.

2.                            Annual Certification.  In addition, each Advisory Person shall submit to a Designated Supervisory Person an annual certification to certify that:

•                  he or she has read and understood this Code and recognizes that he or she is subject to its requirements;

•                  he or she has read and understood the Global Policy and recognizes that he or she is subject to certain of its requirements, as delineated herein;

•                  he or she has complied with all requirements of this Code and the applicable requirements of the Global Policy; and

•                  he or she has disclosed or reported (a) all personal securities transactions for the previous year, (b) all personal securities holdings in which he or she has any direct or indirect Beneficial Ownership and accounts in which any securities are held for his or her direct or indirect benefit and (c) the name(s) of each person or institution managing any account in which the Advisory Person has any direct or indirect Beneficial Ownership (or portion thereof) for which the Advisory Person has no direct or indirect influence or control over the investment or trading in the account, in each case as of a date no more than 30 days before the annual certification is submitted.

Advisory Persons may comply with the initial and annual reporting requirements by submitting, electronically or otherwise, account statements to a Designated Supervisory Person within the prescribed periods.

3.                            Quarterly Reporting.  All Advisory Persons shall also supply a Designated Supervisory Person, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts, including confirmations and statements for transactions and accounts that are exempt from the Trading Prohibitions and Pre-clearance Requirements in the Global Policy.  Additionally, if not included in the periodic statements, all Advisory Persons shall also file a transaction report for all securities that were acquired or disposed of through gift or acquired through inheritance.  If an account in which an Advisory Person has any direct or indirect Beneficial Ownership was first established during the quarter, then the Advisory Person should report to an Designated Supervisory Person the following information, if not included in the periodic statements: (1) name of broker-dealer, (ii) date on which the account was established, and (iii) if the Advisory Person has no direct or indirect influence or control over the investment or trading in the account, the name(s) of each person or institution managing the account (or portion thereof).  This information must be supplied, electronically or otherwise, at least once per calendar quarter, within 10 days after the end of the calendar quarter.

IV.                               Provisions Applicable to Outside Directors

A.                          Prohibition.   No Outside Director may purchase or sell (directly or indirectly) any security for which there is a “buy” or “sell” order pending for a Covered Fund.  However, this restriction only applies if the Outside Director knows, or in the ordinary course of fulfilling official duties with a Covered Fund should know, that there is a “buy” or “sell” order pending with respect to such security for a Covered Fund or that the security is being considered for purchase or sale by or for any Covered Fund.

B.                          Reporting Requirements.  An Outside Director is required to comply with the quarterly reporting requirements described above if he or she knew (or in the ordinary course of fulfilling his or her official duties as a Fund director/trustee should have known) that during the 15-day period immediately before or after the date of the director’s/trustee’s transaction in a security, the Covered Fund purchased or sold such security or such Covered Fund or its investment adviser considered purchasing or selling such security for a Covered Fund.

V.                                    Compliance Monitoring and Supervisory Review

A.                          A Designated Supervisory Person will periodically review reports submitted by Access Persons and confirmations from brokers to assure that all transactions effected by Access Persons for accounts in which they have Beneficial Ownership are in compliance with this Code and Rule 17j-1 under the 1940 Act.

B.                          Material violations of this Code and of the Global Policy (insofar as they relate to employees, officers and directors of Credit Suisse Asset Management, LLC (the “Adviser”) and Credit Suisse Securities (USA) LLC (the “Underwriter”)) and any sanctions imposed shall be reported not less frequently than quarterly to the Board of Directors/Trustees of each relevant Covered Fund and to the senior management of Credit Suisse.  At least annually, each Covered Company shall prepare a written report to the Board of Directors/Trustees of each Covered Fund, and to the senior management of Credit Suisse, that:

•                  describes issues that have arisen under the Code and under the Global Policy (insofar as they relate to employees, officers and directors of the Adviser or the Underwriter) since the last report, including, but not limited to, material violations of the Code or the Global Policy, as relevant, or procedures that implement the Code or the Global Policy, as relevant, and any sanctions imposed in response to those violations; and

•                  certifies that each Covered Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code and to prevent employees, officers and directors of the Adviser and the Underwriter from violating the Global Policy.

C.                          Material changes to this Code and to the Global Policy (insofar as they relate to employees, officers and directors of the Adviser or the Underwriter) must be approved by the Board of Directors/Trustees of each Covered Fund no later than six months after the change is adopted.  That approval must be based on a determination that the changes are reasonably necessary, as applicable, to prevent Access Persons from engaging in any conduct prohibited by the Code and Rule 17j-1 under the 1940 Act or to prevent employees, officers and directors of the Adviser or the Underwriter from engaging in any conduct prohibited by the Global Policy and Rule 17j-1 under the 1940 Act.  Board approval must include a separate vote of a majority of the Outside Directors.

VI.                               Sanctions

Upon discovering that an Access Person has not complied with the requirements of this Code, the senior management of the relevant Covered Company may impose on that person whatever sanctions are deemed appropriate, including censure; fine; reversal of transactions and disgorgement of profits; suspension; or termination of employment.

VII.                          Confidentiality

All information obtained from any Access Person under this Code shall be kept in strict confidence, except that reports of transactions will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.  The Adviser or the Underwriter may also make such information with regard to an Advisory Person available to (i) any other business unit or legal department of the Credit Suisse Group, including any of its domestic or foreign subsidiaries or branches, (ii) such Advisory Person’s manager and (iii) the local or global Executive Committee (or equivalent bodies and their appointees), to the extent permissible under applicable laws and regulations, to review the Advisory Person’s personal trading information.

VIII.                     Further Information

All Advisory Persons must report any violations of the Code promptly to the Chief Compliance Officer, Emidio Morizio.  The Designated Supervisory Persons are Lou Anne McInnis and Emidio Morizio and their designees in Credit Suisse’s General Counsel Department and Compliance and Regulatory Affairs Department.  Any questions regarding the Code of Ethics should be directed to a Designated Supervisory Person.

Dated:  May 21, 2019

Exhibit 1

CREDIT SUISSE ASSET MANAGEMENT, LLC

CREDIT SUISSE SECURITIES (USA) LLC

CREDIT SUISSE FUNDS, CREDIT SUISSE CLOSED-END FUNDS

CODE OF ETHICS

Definition of Beneficial Ownership

The term “Beneficial Ownership” as used in the attached Code of Ethics is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (“Rule”).  Under the Rule, a person is generally deemed to have Beneficial Ownership of securities if the person (directly or indirectly), through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

The term “pecuniary interest” is generally defined in the Rule to mean the opportunity (directly or indirectly) to profit or share in any profit derived from a transaction in the securities.  A person is deemed to have an “indirect pecuniary interest” within the meaning of the Rule:

•                  in any securities held by members of the person’s immediate family sharing the same household; the term “immediate family” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships;

•                  a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership;

•                  a person’s right to dividends that is separated or separable from the underlying securities;

•                  a person’s interest in certain trusts; and

•                  a person’s right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.(1)

(1) For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation’s or the entity’s portfolio. The term “control” means the power to exercise a controlling influence over management or policies, unless the power is solely the result of an official position with the company.